Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-116930, 333-107525, 333-90045, 333-77943, 333-33038, 333-39396, 333-67692, 333-70334, 333-135076 and 333-145280) of Autobytel Inc. of our report dated March 16, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Irvine, CA

March 12, 2008